Exhibit (iii)

Fidelity Bond Premium Reduction Allocation

	Original	Premium
	Premium	Reduction
	Allocation	Allocation
Asian Small Companies Portfolio	$448.51	$ 29.96
Boston Income Portfolio	$4,314.22	$ 288.19
Capital Growth Portfolio	$320.36	$ 21.40
Cash Management Portfolio	$5,168.52	$ 345.26
Dividend Income Portfolio	$811.59	$ 54.21
Eaton Vance California Municipal Income Trust	$363.08	$ 24.25
Eaton Vance Enhanced Equity Income Fund	$1,601.81	$ 107.00
Eaton Vance Enhanced Equity Income Fund II	$1,836.75	$ 122.69
Eaton Vance National Municipal Income Trust	$213.58	$ 14.27
Eaton Vance Insured California Municipal Bond Fund	$1,089.23	$ 72.76
Eaton Vance Insured California Municipal Bond Fund II	$192.22	$ 12.84
Eaton Vance Insured Florida Plus Municipal Bond Fund	$128.15	$ 8.56
Eaton Vance Insured Massachusetts Municipal Bond Fund	$85.43	$ 5.71
Eaton Vance Insured Michigan Municipal Bond Fund	$85.43	$ 5.71
Eaton Vance Insured Municipal Bond Fund	$3,224.98	$ 215.43
Eaton Vance Insured Municipal Bond Fund II	$491.22	$ 32.81
Eaton Vance Insured New Jersey Municipal Bond Fund	$128.15	$ 8.56
Eaton Vance Insured New York Municipal Bond Fund	$790.23	$ 52.79
Eaton Vance Insured New York Municipal Bond Fund II	$128.15	$ 8.56
Eaton Vance Insured Ohio Municipal Bond Fund	$128.15	$ 8.56
Eaton Vance Insured Pennsylvania Municipal Bond Fund	$149.50	$ 9.99
Eaton Vance Limited Duration Income Fund	$4,036.57	$ 269.64
Eaton Vance Massachusetts Municipal Income Trust	$128.15	$ 8.56
Eaton Vance Michigan Municipal Income Trust	$106.79	$ 7.13
Eaton Vance Municipal Income Trust	$790.23	$ 52.79
Eaton Vance New Jersey Municipal Income Trust	$234.93	$ 15.69
Eaton Vance New York Municipal Income Trust	$277.65	$ 18.55
Eaton Vance Ohio Municipal Income Trust	$149.50	$ 9.99

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 1 of 5

	Original	Premium
	Premium	Reduction
	Allocation	Allocation
Eaton Vance Pennsylvania Municipal Income Trust	$128.15	$ 8.56
Eaton Vance Risk-Managed Diversified Equity Income Fund	$2,968.69	$ 198.31
Eaton Vance Short Duration Diversified Income Fund	$939.73	$ 62.77
Eaton Vance Senior Floating-Rate Trust	$2,071.68	$ 138.39
Eaton Vance Senior Income Trust	$1,067.88	$ 71.33
Eaton Vance Tax-Advantaged Dividend Income Fund	$5,702.45	$ 380.92
Eaton Vance Floating-Rate Income Trust	$2,327.97	$ 155.51
Eaton Vance Tax-Advantaged Global Dividend Income Fund	$5,745.17	$ 383.78
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	$1,324.17	$ 88.45
Eaton Vance Tax-Managed Emerging Markets Fund	$3,310.41	$ 221.13
Eaton Vance Tax-Managed Buy-Write Income Fund	$939.73	$ 62.77
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	$2,392.04	$ 159.79
Eaton Vance Tax-Managed Diversified Equity Income Fund	$5,659.74	$ 378.07
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	$4,057.93	$ 271.07
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	$11,276.76	$ 753.28
Eaton Vance Credit Opportunities Fund	$427.15	$ 28.53
Emerging Markets Local Income Portfolio	$170.86	$ 11.41
Emerging Markets Portfolio	$256.29	$ 17.12
Floating Rate Portfolio	$9,696.31	$ 647.71
Global Growth Portfolio	$234.93	$ 15.69
Government Obligations Portfolio	$1,729.96	$ 115.56
Greater China Growth Portfolio	$683.44	$ 45.65
Multi-Cap Growth Portfolio	$768.87	$ 51.36
High Income Opportunities Portfolio	$1,516.38	$ 101.29
International Equity Portfolio	$85.43	$ 5.71
International Income Portfolio	$85.43	$ 5.71
Investment Grade Income Portfolio	$320.36	$ 21.40
Investment Portfolio	$234.93	$ 15.69
Large-Cap Growth Portfolio	$256.29	$ 17.12
Large-Cap Portfolio	$64.07	$ 4.28

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 2 of 5

	Original	Premium
	Premium	Reduction
	Allocation	Allocation
Large-Cap Value Portfolio	$22,852.53	$ 1,526.54
Senior Debt Portfolio	$4,720.01	$ 315.30
Small-Cap Growth Portfolio	$128.15	$ 8.56
SMID-Cap Portfolio	$106.79	$ 7.13
Greater India Portfolio	$2,028.96	$ 135.53
Special Equities Portfolio	$213.58	$ 14.27
Global Macro Portfolio	$2,007.61	$ 134.11
Tax-Managed Growth Portfolio	$36,756.10	$ 2,455.33
Tax-Managed International Equity Portfolio	$854.30	$ 57.07
Tax-Managed Mid-Cap Core Portfolio	$213.58	$ 14.27
Tax-Managed Multi-Cap Growth Portfolio	$491.22	$ 32.81
Tax-Managed Small-Cap Growth Portfolio	$469.87	$ 31.39
Tax-Managed Small-Cap Value Portfolio	$170.86	$ 11.41
Tax-Managed Value Portfolio	$3,758.92	$ 251.09
Dividend Builder Portfolio	$4,677.29	$ 312.44
Worldwide Health Sciences Portfolio	$3,716.21	$ 248.24
Alabama Municipals Fund	$149.50	$ 9.99
Arizona Municipals Fund	$234.93	$ 15.69
Arkansas Municipals Fund	$149.50	$ 9.99
California Municipals Fund	$619.37	$ 41.37
Colorado Municipals Fund	$85.43	$ 5.71
Connecticut Municipals Fund	$277.65	$ 18.55
Florida Plus Municipals Fund	$448.51	$ 29.96
Georgia Municipals Fund	$192.22	$ 12.84
Kentucky Municipals Fund	$128.15	$ 8.56
Louisiana Municipals Fund	$106.79	$ 7.13
Maryland Municipals Fund	$234.93	$ 15.69
Massachusetts Municipals Fund	$662.08	$ 44.23
Michigan Municipals Fund	$149.50	$ 9.99
Minnesota Municipals Fund	$192.22	$ 12.84

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 3 of 5

	Original	Premium
	Premium	Reduction
	Allocation	Allocation
Mississippi Municipals Fund	$42.72	$ 2.85
Missouri Municipals Fund	$234.93	$ 15.69
National Municipals Fund	$13,967.81	$ 933.05
New Jersey Municipals Fund	$662.08	$ 44.23
New York Municipals Fund	$939.73	$ 62.77
North Carolina Municipals Fund	$234.93	$ 15.69
Ohio Municipals Fund	$747.51	$ 49.93
Oregon Municipals Fund	$341.72	$ 22.83
Pennsylvania Municipals Fund	$662.08	$ 44.23
Rhode Island Municipals Fund	$128.15	$ 8.56
South Carolina Municipals Fund	$363.08	$ 24.25
Tennessee Municipals Fund	$128.15	$ 8.56
Virginia Municipals Fund	$299.01	$ 19.97
West Virginia Municipals Fund	$64.07	$ 4.28
Eaton Vance Municipals Trust Series Totals
AMT-Free Limited Maturity Municipals Fund	$85.43	$ 5.71
California Limited Maturity Municipals Fund	$85.43	$ 5.71
Massachusetts Limited Maturity Municipals Fund	$149.50	$ 9.99
National Limited Maturity Municipals Fund	$1,495.03	$ 99.87
New Jersey Limited Maturity Municipals Fund	$85.43	$ 5.71
New York Limited Maturity Municipals Fund	$213.58	$ 14.27
Ohio Limited Maturity Municipals Fund	$42.72	$ 2.85
Pennsylvania Limited Maturity Municipals Fund	$128.15	$ 8.56
Eaton Vance Investment Trust Series Totals
Insured Municipals Fund	$85.43	$ 5.71
Hawaii Municipals Fund	$42.72	$ 2.85
High Yield Municipals Fund	$2,135.75	$ 142.67
Kansas Municipals Fund	$85.43	$ 5.71
Eaton Vance Municipals Trust II Series Totals
Eaton Vance Large-Cap Core Research Fund	$21.36	$ 1.43

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 4 of 5

	Original	Premium
	Premium	Reduction
	Allocation	Allocation
Eaton Vance AMT-Free Municipal Bond Fund	$1,986.25	$ 132.68
Eaton Vance Structured Emerging Markets Fund	$1,153.31	$ 77.04
Eaton Vance Tax Free Reserves	$170.86	$ 11.41
Eaton Vance Tax-Managed Dividend Income Fund	$3,908.42	$ 261.08
Eaton Vance Mutual Funds Trust Series Totals
Eaton Vance Institutional Short Term Income Fund	$106.79	$ 7.13
Eaton Vance Enhanced Equity Option Income Fund	$0.00	$ -
Eaton Vance Real Estate Fund	$0.00	$ -
Eaton Vance Institutional Short Term Treasury Fund	$149.50	$ 9.99
Eaton Vance Risk-Managed Equity Option Income Fund	$0.00	$ -
Eaton Vance Small-Cap Value Fund	$42.72	$ 2.85
Eaton Vance Special Investment Trust Series Totals
Eaton Vance VT Floating-Rate Income Fund	$1,815.39	$ 121.27
Eaton Vance VT Large-Cap Value Fund	$64.07	$ 4.28
Eaton Vance VT Worldwide Health Sciences Fund	$42.72	$ 2.85
Eaton Vance Variable Trust Series Totals

Eaton Vance Funds' Total	$213,575.00	$14,266.76

Wright Total Return Fund	$241.13	16.11
Wright Current Income Fund	$416.55	27.82
The Wright Managed Income Trust Series Totals
Wright Major Blue Chip Equities Fund	$490.83	32.79
Wright Selected Blue Chip Equities Fund	$194.56	13
Wright International Blue Chip Equities Fund	$1,513.93	101.12
The Wright Managed Equity Trust Series Totals

Wright Funds' Total	$2,857.00	$190.84

Cumulative Totals	$216,432.00	$14,457.60

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 5 of 5